SECOND AMENDMENT OF EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”), made as of 17th day of January, 2012 and effective as of December 31, 2011, of the Employment Agreement, dated as of May 28, 2006 and as amended and restated as of December 17, 2008, and as further amended by First Amendment of Employment Agreement made as July 19, 2011 (as amended, the “Original Agreement”), by and between Loral Space & Communications, Inc., a Delaware corporation (hereinafter referred to as the “Company”) and Michael B. Targoff (the “Executive”);

W I T N E S S E T H:

WHEREAS, Executive has been employed by the Company pursuant to the Original Agreement through the end of its employment term on December 31, 2011 and thereafter, at will;

WHEREAS, the Company desires to continue to employ Executive subject to the terms of the Original Agreement retroactive to the expiration of the employment term thereunder, as modified by this Amendment, and Executive desires to enter into this Amendment and to accept such continued employment, subject to the terms and provisions of the Original Agreement as modified by this Amendment.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and the Executive hereby amend the Original Agreement, effective as of December 31, 2011, as follows:

1. Section 2 of the Original Agreement is hereby amended and restated in its entirety as follows:

The term of Executive’s employment under this Agreement shall begin as of March 1, 2006, and, unless sooner terminated as provided in Section 6, shall conclude on December 31, 2012 (the “Term”).

2. The first sentence of Section 4(a) of the Original Agreement is hereby amended and restated in its entirety as follows:

In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary (the “Base Salary”) at the rate of $950,000 per calendar year for calendar years prior to 2011, at the rate of $1,094,525 per calendar year for calendar year 2011, and for calendar years 2012 and thereafter, at the rate of $1,127,361 per calendar year.

3. Except as otherwise set forth herein, the Original Agreement (and, for the avoidance of doubt, Schedule I thereto) shall remain unchanged and in full force and effect.

LORAL SPACE & COMMUNICATIONS INC.

By: /s/ Avi Katz
Name: Avi Katz
Title: Senior Vice President, General Counsel
and Secretary

MICHAEL B. TARGOFF

/s/ Michael B. Targoff

LORAL HOLDINGS CORPORATION (solely for purposes of Section 14(m) of the Original Agreement)

By: By: /s/ Avi Katz
Name: Avi Katz
Title: Senior Vice President and Secretary

SPACE SYSTEMS/LORAL, INC. (solely for purposes of Section 14(m) of the Original Agreement)

By: By: /s/ Avi Katz
Name: Avi Katz
Title: Senior Vice President and Secretary